CUSTODIAN AGREEMENT

         AGREEMENT made this day of 1990, between BAILARD, BIEHL & KAISER FUND GROUP, (the "Trust") on behalf of the Bailard, Biehl & Kaiser DIVERSA FUND AND ANY OTHER SEPARATE PORTFOLIO that may be designated from time to time by the Trust (each referred to as a "Fund"), and Brown Brothers Harriman & Co. (the "Custodian").

         WITNESSETH:   That  in   consideration  of  the  mutual  covenants  and
agreements herein contained, the parties hereto agree as follows:

         1. The Trust hereby employs and appoints the Custodian as a custodian for the term and subject to the provisions of this Agreement. The Custodian shall not be under any duty or obligation to require the Trust to deliver to it any securities, funds or other property owned by the Trust and shall have no responsibility or liability for or on account of securities, funds or other property not so delivered. The Trust will deposit with the Custodian copies of the Declaration of Trust and By-Laws (or comparable documents) of the Trust and all amendments thereto, and copies of such votes and other proceedings of the Trust as may be necessary for, or convenient to, the Custodian in the performance of its duties.

         2. Except for securities and funds held by subcustodians appointed pursuant to the provisions of Section 3 hereof, the

         Custodian shall have and perform the following powers and duties:

         A. SAFEKEEPING - To keep safely the securities, funds and other-property of-a Fund that have been delivered to the Custodian and from time to time to receive delivery of securities, funds and other property for safekeeping.

         B. MANNER OF HOLDING SECURITIES - To hold securities of EACH FUND (1) by physical possession of THE SHARE CERTIFICATES or other instruments representing such securities in registered or bearer form, or (2) in book-entry form by a Securities System (as said term is defined in Section 2V).

         C. REGISTERED NAME; NOMINEE - To hold registered securities of each Fund (1) in the name or any nominee name of the Custodian or the Fund, or in the name or any nominee name of any agent appointed pursuant to Section 6E, or (2) in street certificate form, so-called, and in any case with or without any indication of fiduciary capacity.

         D. PURCHASES - Upon receipt of Proper Instructions, as defined in Section Z on Page 15, insofar as funds are available for the purpose, to pay for and receive securities and other property purchased for the account of a global Fund, payment being made only upon receipt of the securities or other property
(1) by the Custodian, or (2) by a clearing corporation of a national securities exchange of which the Custodian is a member, (3) by a Securities System or (4) by a Subcustodian. However, (i) in the case of repurchase agreements entered into by a Fund, the Custodian may release funds to a Securities System or to a

Subcustodian prior to the receipt of advice from the Securities System or Subcustodian that the securities underlying such repurchase agreement have been transferred by book entry into the Account (as defined in Section 2V) of the Custodian maintained with such Securities System or Subcustodian, so long as the payment instructions to such Securities System or Subcustodian include a requirement that delivery is only against payment of securities, and (ii) in the case of time deposits, call account deposits, currency deposits, and other deposits, contracts or options pursuant to Sections 2L, 2M and 2N, the Custodian may make payment therefor without receiving an instrument evidencing said deposit so long as the payment instructions detail specific securities to be acquired.

         E. EXCHANGES - Upon receipt of Proper Instructions, to exchange securities held by it for the account of a Fund for other securities in connection with any reorganization, recapitalization, split-up of shares, change of par value, conversion or other event, and to deposit any such securities in accordance with the terms of any reorganization or protective plan. Without such instructions, the Custodian may surrender securities in temporary form for definitive securities, may surrender securities for transfer into a name or nominee name as permitted in Section 2C, and may surrender securities for a different number of certificates or instruments representing the same number of shares or same principal amount of indebtedness, provided the securities to be issued are to be delivered to the Custodian and further provided Custodian shall at the time of surrendering securities or instruments receive a receipt or other evidence of ownership thereof.

         F. SALES OF SECURITIES - Upon receipt of Proper Instructions, to make delivery of securities which have been sold for the account of a Fund, but only against payment therefor (1) in cash, by a certified check, bank cashier's check, bank credit, or bank wire transfer, or (2) by credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member, or (3) by credit to the account of the Custodian or an Agent of the Custodian with a Securities System.

          G. DEPOSITARY RECEIPTS - Upon receipt of Proper Instructions, to instruct a subcustodian appointed pursuant to Section 3 hereof (a "Subcustodian") or an agent of the Custodian appointed pursuant to Section 6E hereof (an "Agent") to surrender securities to the depositary used by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter collectively referred to as "ADRs") for such securities against a written receipt therefor adequately describing such securities and written evidence satisfactory to the Subcustodian or Agent that the depositary has acknowledged receipt of instructions to issue with respect to such securities ADRs in the name of the Custodian, or a nominee of the Custodian, for delivery to the Custodian in Boston, Massachusetts, or at such other place as the Custodian may from time to time designate.

                  Upon receipt of Proper Instructions, to surrender ADRs to the issuer thereof against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the Custodian that the issuer of the ADRs has acknowledged receipt of instructions to cause its depositary to deliver the securities underlying such ADRs to a Subcustodian or an Agent.

         H. EXERCISE OF RIGHTS; TENDER OFFERS - Upon timely receipt of Proper Instructions, to deliver to the issuer or trustee thereof, or to the agent of either, warrants, puts, calls, rights or similar securities for the purpose of being exercised or sold, provided that the new securities and cash, if any, acquired by such action are to be delivered to the Custodian, and, upon receipt of Proper Instructions, to deposit securities upon invitations for tenders of securities, provided that the consideration is to be paid or delivered or the tendered securities are to be returned to the Custodian.

         I. STOCK DIVIDENDS, RIGHTS, ETC. - To receive and collect all stock dividends, rights and other items of like nature; and to deal with the same pursuant to Proper Instructions relative thereto.

         J. OPTIONS - Upon receipt of Proper Instructions, to receive and retain confirmations or other documents evidencing the purchase or writing of an option on a security or securities index by a Fund; to deposit and maintain in a segregated account, either physically or by book-entry in a Securities System, securities subject to a covered call option written by the Fund; and to release and/or transfer such securities OR OTHER ASSETS ONLY in accordance with a notice or other communication evidencing the expiration, termination or exercise of such covered option furnished by The Options Clearing Corporation, the securities or options exchange on which such covered option is traded or such other organization as may be responsible for handling such options transactions.

         K. BORROWINGS - Upon receipt of Proper Instructions, to deliver securities of a Fund to lenders or their agents as collateral for borrowings effected by the Fund, provided that such borrowed money is payable to or upon the Custodian's order as Custodian for the Fund.

         L. DEMAND DEPOSIT BANK ACCOUNTS - To open and operate an account or accounts in the name of a Fund on the Custodian's books subject only to draft or order by the Custodian. All funds received by the Custodian from or for the account of a Fund shall be deposited in said account(s). The responsibilities of the Custodian to a Fund for deposits accepted on the Custodian's books shall be that of a U. S. bank for a similar deposit.

          If and when authorized by Proper Instructions, the Custodian may open and operate an additional account(s) in such other banks or trust companies as may be designated by a Fund in such instructions (any such bank or trust company so designated by such Fund being referred to hereafter as a "Banking Institution"), provided that such account(s) shall be in the name of the Custodian for account of such Fund and subject only to the Custodian's draft or order. Such accounts may be opened with Banking Institutions in the United States and in other countries and may be denominated in either U. S. Dollars or other currencies as a Fund may determine. All such deposits shall be deemed to be portfolio securities of a Fund and accordingly the responsibility of the Custodian therefor shall be the same as and no greater than the Custodian's responsibility in respect of other portfolio securities of a Fund.

         M. INTEREST BEARING CALL OR TIME DEPOSITS - To place interest bearing fixed term and call deposits with such banks and in such amounts as a Fund may authorize pursuant to Proper Instructions. Such deposits may be placed with the Custodian or with Subcustodians or other Banking Institutions as a Fund may determine. Deposits may be denominated in U. S. Dollars or other currencies and need not be evidenced by the issuance or delivery of a certificate to the Custodian, provided that the Custodian shall include in its records with respect to the assets of a Fund, appropriate notation as to the amount and currency of each such deposit, the accepting Banking Institution, and other appropriate details. Such deposits, other than those placed with the Custodian, shall be deemed portfolio securities of a Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks, as described in Section 2L of this agreement. The responsibility of the Custodian for such deposits accepted on the Custodian's books shall be that of a U. S. bank for a similar deposit.

         N. FOREIGN EXCHANGE TRANSACTIONS - Pursuant to Proper Instructions, to enter into foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf and for the account of a Fund. Such transactions may be undertaken by the Custodian with such Banking Institutions, including the Custodian and Subcustodian(s) as principals, as approved and authorized by the Trust. Foreign exchange contracts and options other than those executed with the Custodian, shall be deemed to be portfolio securities of a Fund and the responsibilities of the Custodian therefor shall be the same as those for demand deposit bank accounts placed with other banks as described in Section 2L of this agreement.

         0. FUTURES CONTRACTS - Upon receipt of Proper Instructions, to receive and retain confirmations evidencing the purchase or sale of a futures contract or an option on a futures contract by a Fund; to deposit and maintain in a segregated account, for the benefit of any futures commission merchant or to pay to such futures commission merchant, assets designated by a Fund as initial, maintenance or variation "margin" deposits intended to secure such Fund's performance of its obligations under any futures contracts purchased or sold or any options on futures contracts written by such Fund, in accordance with the provisions of any agreement or agreements among any of a Fund, the Custodian and such futures commission merchant, designated to comply with the rules of the Commodity Futures Trading Commission and/or any contract market, the Securities and Exchange Commission or any similar organization or organizations, regarding such margin deposits; and to release and/or transfer assets in such margin accounts only in accordance with any such agreements or rules.

         P. STOCK LOANS - Upon receipt of Proper Instructions, to deliver securities of a Fund, in connection with loans of securities by a Fund, to the borrower thereof upon the receipt of the cash collateral, if any, for such borrowing. In the event U. S. Government securities are to be used as collateral, the Custodian will not release the securities to be loaned until it has received confirmation that such collateral has been delivered to the Custodian. The Custodian and the Funds understand that the timing of receipt of such confirmation will normally require that the delivery of securities to be loaned will be made one day after receipt of the U. S. Government collateral.

         Q. COLLECTIONS - To collect, receive and deposit in said account or accounts all income and other payments with respect to the securities held hereunder, and to execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of a Fund or in connection with transfer of securities, and pursuant to Proper Instructions to take such other actions with respect to collection or receipt of funds or transfer of securities which involve an investment decision.

         R. DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS - Upon receipt of Proper Instructions from the Trust, or upon receipt of instructions from the Trust's shareholder servicing agent or agent with comparable duties (the "Shareholder Servicing Agent") (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Trust shall have authorized), the Custodian shall release funds or securities to the Shareholder Servicing Agent or otherwise apply funds or securities, insofar as available, for the payment of dividends or other distributions to Fund shareholders. Upon receipt of Proper Instructions from the Trust, or upon receipt of instructions from the Shareholder Servicing Agent (given by such person or persons and in such manner on behalf of the Shareholder Servicing Agent as the Trust shall have authorized), the Custodian shall release funds or securities, insofar as available, to the Shareholder Servicing Agent or as such Agent shall otherwise instruct for payment to Fund shareholders who have delivered to such Agent a request for repurchase or redemption of their shares of capital stock of the Fund.

         S. PROXIES, NOTICES, ETC. - Promptly to deliver or mail to the Trust all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to securities owned by A FUND THAT ARE RECEIVED BY THE CUSTODIAN, AND upon receipt of Proper Instructions, to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither the Custodian nor its nominee shall vote upon any of such securities or execute any proxy to vote thereon or give any consent or take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by Proper Instructions.

         T. NONDISCRETIONARY DETAILS - Without the necessity of express authorization from the Trust, (1) to attend to all nondiscretionary details in connection with the sale, exchange, substitution, purchase, transfer or other dealings with securities, funds or other property of a Fund held by the Custodian except as otherwise directed from time to time by the Trustees of the Trust, and (2) to make payments to itself or others for minor expenses of handling securities or other similar items relating to the Custodian's duties under this Agreement, provided that all such payments shall be accounted for to the Trust.

         U. Bills - Upon receipt of Proper Instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements, or other obligations of a Fund.

         V. DEPOSIT OF FUND ASSETS IN SECURITIES SYSTEMS - The Custodian may deposit and/or maintain securities owned by a Fund in (i) The Depository Trust Company, (ii) any book-entry system as provided in Subpart 0 of Treasury
Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350, or the book-entry regulations of federal agencies substantially in the form of Subpart 0, or (iii) any other domestic clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934 which acts as a securities depository and whose use the Fund has previously approved in writing (each of the foregoing being referred to in this Agreement as a "Securities System"). Utilization of a Securities System shall be in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

         1) The Custodian may deposit and/or maintain Fund securities, either directly or through one or more Agents appointed by the Custodian (provided that any such agent shall be qualified to act as a custodian of the Fund pursuant to the Investment Company Act of 1940 and the rules and regulations thereunder), in a Securities System provided that such securities are represented in an account ("Account") of the Custodian or such Agent in the Securities System which shall not include any assets of the Custodian or Agent other than assets held as a fiduciary, custodian, or otherwise for customers;

          2) The records of the Custodian with respect to securities of a Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to a Fund;

          3) The Custodian-shall pay for securities purchased for the account of a Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of that Fund. The Custodian shall transfer securities sold for the account of a Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of a Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for that Fund by the Custodian or an Agent as referred to above, and be provided to that Fund at its request. The Custodian shall furnish the Trust confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day's transactions in the Securities System for the account of a Fund on the next business day;

         4) The Custodian shall provide a Fund with any report obtained by the Custodian or any Agent as referred to above on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System; and the Custodian and such Agents shall send to such Fund such reports on their own systems of internal accounting control as the Fund may reasonably request from time to time.

         5) At the written request of the Trust, the Custodian will terminate the use of any such Securities System on behalf of the Trust as promptly as practicable.

         W. PRECIOUS METALS - Upon receipt of Proper Instructions from the Trust, the Custodian shall instruct, by tested telex, a subcustodian appointed pursuant to Section 3 to pay for and receive precious metals purchased for the account of a Fund only upon receipt of precious metals by such subcustodian for the account of such Fund.

                  Upon receipt of Proper Instructions from the Trust, the Custodian shall instruct, by tested telex, a Subcustodian appointed pursuant to
Section 3 to make delivery of precious metals which has been sold for the account of a Fund, but only against receipt of cash proceeds by the Bank for the account of the Fund.

         X. OTHER TRANSFERS - Upon receipt of Proper Instructions, to deliver securities, funds and other property of a Fund to a

Subcustodian or another custodian of such Fund; and, upon receipt of Proper Instructions, to make such other disposition of securities, funds or other property of such Fund in a manner other than or for purposes other than as enumerated elsewhere in this Agreement, provided that the instructions relating to such disposition shall include a statement of the purpose for which the delivery is to be made, the amount of securities, funds or OTHER PROPERTY TO BE DELIVERED and the name of the person or persons to whom delivery is to be made.

         Y. INVESTMENT LIMITATIONS - In performing its duties generally, and more particularly in connection with the purchase, sale and exchange of securities made by or for a Fund, the Custodian may assume unless and until notified in writing to the contrary that Proper Instructions received by it are not in conflict with or in any way contrary to any provisions of the Trust's
Declaration of Trust or By-Laws (or comparable documents) or votes or proceedings of the shareholders or Trustees of the Trust. The Custodian shall in no event be liable to the Trust and shall be indemnified by the Trust for any violation which occurs in the course of carrying out instructions given by the Fund of any investment limitations to which the Trust is subject or other limitations with respect to the Trust's powers to make expenditures, encumber securities, borrow or take similar actions affecting its portfolio.

         Z. PROPER INSTRUCTIONS - Proper Instructions shall mean a tested telex from the Trust or a written request, direction, instruction or certification signed or initialed on behalf of the Trust by one or more person or persons as the Board of Trustees of the Trust shall have from time to time authorized, provided, however, that no such instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Trust shall be signed by such person. Those persons authorized to give Proper Instructions may be identified by the Board of Trustees by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give Proper Instructions on behalf of the Trust. Telephonic or other oral instructions given by any one of the above persons will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Oral instructions will be confirmed by tested telex or in writing in the MANNER SET forth above but the lack of such CONFIRMATION SHALL IN NO way affect any action taken by the Custodian in reliance upon such oral instructions. The Trust authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Trust (including any of its officers, Trustees, employees or agents) and will deliver to the Custodian a similar authorization from any investment manager or adviser or person or entity with similar responsibilities which is authorized to give Proper Instructions on behalf of a Fund to the Custodian. Proper Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

         Proper Instructions may include communications effected directly between electro-mechanical or electronic devices or systems, in addition to tested telex, provided that the Trust and the Custodian agree to the use of such device or system.

         3. Securities, funds and other PROPERTY OF A FUND MAY BE held by subcustodians appointed pursuant to the provisions of this Section 3 (a "Subcustodian"). The Custodian may, at any time and from time to time, appoint any bank or trust company or securities depository (meeting the requirements of a custodian or a foreign custodian under the Investment Company Act of 1940 and the rules and regulations thereunder) to act as a Subcustodian for a Fund, provided that the Fund shall have approved in writing (1) any such bank or trust company or securities depository and the subcustodian agreement to be entered into between such bank or trust company and the Custodian or any Subcustodian, and (2) if the subcustodian is a bank, trust company or securities depository organized under the laws of a country other than the United States, the holding of securities, cash and other property of the Fund in the country in which it is proposed to utilize the services of such subcustodian. Upon such approval by the Trust, the Custodian is authorized on behalf of the Trust to notify each

Subcustodian of its appointment as such. The Custodian may, at any time in its discretion, remove any bank or trust company or securities depository that has been appointed as a Subcustodian but will promptly notify the Fund of any such action.

         Those Subcustodians, their offices or branches which the Trust has approved to-date are set forth on Appendix A hereto. Such Appendix shall be amended from time to time as Subcustodians, branches or offices are changed, added or deleted. The Trust shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held at a location not listed on Appendix A, in order that there shall be sufficient time for the Trust to give the approval required by the preceding paragraph and for the Custodian to put the appropriate arrangements in place with such Subcustodian pursuant to such subcustodian agreement.

         Although a Fund does not intend to invest in a country before the foregoing procedures have been completed, in the event that an investment is made prior to approval, if practical, such security shall be removed to an approved location or if not practical such security shall be held by such agent as the Custodian may appoint. In such event, the Custodian shall be liable to a Fund for the actions of such AGENT IF AND ONLY TO THE extent the Custodian shall have recovered from such agent for any damages caused the Fund by such agent and provided that the Custodian shall pursue its rights against such agent.

          With respect to the securities, funds and other property held by a Subcustodian, either directly or indirectly, including demand and interest bearing deposits, currencies or other deposits and foreign exchange contracts as referred to in Sections 2L, 2M, 2N, or 20 the Custodian shall be liable to a Fund if and only to the extent that such Subcustodian or ANY OTHER SUBCUSTODIAN is liable to the Custodian and the Custodian recovers under the applicable subcustodian agreement provided that the Custodian shall pursue its rights against such Subcustodian. The Custodian shall nevertheless be liable to the Trust for its own negligence in transmitting any instructions received by it from the Trust and for its own negligence in connection with the delivery of any securities, funds or other property held by it to any such Subcustodian.

          In the event that any Subcustodian appointed pursuant to the provisions of this Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such Subcustodian to perform such obligations. In the event that the Custodian is unable to cause such Subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon a Fund's request terminate such Subcustodian and, if necessary or desirable, appoint another subcustodian in accordance with the provisions of this Section 3. At the election of the Trust, it shall have the right to enforce, to the extent permitted by the subcustodian agreement and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused a Fund by such Subcustodian.

         At the written request of the Trust, the Custodian will terminate any Subcustodian appointed pursuant to the provisions of this Section 3 in accordance with the termination provisions under the applicable subcustodian agreement. The Custodian will not amend any subcustodian agreement or agree to change or permit any changes thereunder except upon the prior written approval of the Trust.

         In the event the Custodian receives a claim from a Subcustodian under the indemnification provisions of any subcustodian agreement, the Custodian shall promptly give written notice to the affected Fund of such claim. No more than thirty days after written notice to such Fund of the Custodian's intention to make a payment under such indemnification provisions, such Fund will reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian or any Subcustodian.

         4. The Custodian may assist generally in the preparation of reports to Fund shareholders and others, audits of accounts, and other ministerial matters of like nature.

         5. The Trust hereby also appoints the Custodian as its financial agent. With respect to the appointment as financial agent, the Custodian shall have and perform the following powers and duties:

         A. Records - To create, maintain and retain such records relating to its activities and obligations under this Agreement as are required under the Investment Company Act of 1940 and the rules and regulations thereunder (including Section 31 thereof and Rules 3la-1 and 3la-2 thereunder) and under applicable Federal and State tax laws. All such records will be the property of the TRUST AND IN THE EVENT OF termination of this Agreement shall be delivered to the successor custodian, and the Custodian agrees to cooperate with the Trust in execution of documents and other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this agreement.

         B. Accounts - To keep books of account and render statements, including interim monthly and complete quarterly financial statements, or copies thereof, from time to time as reasonably requested by Proper Instructions.

         C. ACCESS TO RECORDS - Subject to security requirements of the Custodian applicable to its own employees having access to similar records within the Custodian and such regulations as may be reasonably imposed by the Custodian, the books and records maintained by the Custodian pursuant to Sections 5A and 5B shall be open to inspection and audit at reasonable times by officers of, attorneys for, and auditors employed by, the Trust.

         D. CALCULATION OF NET ASSET VALUE - To compute and determine the net asset value per share of capital stock of each Fund as of the close of business on the New York Stock Exchange on each day on WHICH SUCH Exchange is open, unless otherwise directed by Proper Instructions. Such computation and determination shall be made in accordance with (1) the provisions of the Declaration of Trust and By-Laws of the Company, as they may from time to time be amended and delivered to the Custodian, (2) the votes of the Board of Trustees of the Trust at the time in force and applicable, as they may from time to time be delivered to the Custodian, and (3) Proper Instructions from such officers of the Trust or other persons as are from time to time authorized by the Board of Trustees of the Trust to give instructions with respect to computation and determination of the net asset value. On each day that the Custodian shall compute the net asset value per share of each Fund, the Custodian shall provide the Trust with written reports which permit the Trust to verify that portfolio transactions have been recorded in accordance with the Trust's instructions.

         In computing the net asset value, the Custodian may rely upon any information furnished by Proper Instructions, including without limitation any information (1) as to accrual of liabilities of a Fund and as to liabilities of such Fund not appearing on the books of account kept by the Custodian, (2) as to the existence, status and proper treatment of reserves, if any, authorized by the Trust, (3) as to the sources of quotations to be used in computing the net asset value, including those listed in Appendix B, (4) as to the fair value to be assigned to any securities or other property for which price quotations are not readily available, and (5) as to the sources of information with respect to "corporate actions" affecting portfolio securities of a Fund, including those listed in Appendix B. (Information as to "corporate actions" shall include information as to dividends, distributions, stock splits, stock dividends, rights offerings, conversions, exchanges, recapitalizations, mergers, redemptions, calls, maturity dates and similar transactions, including the ex- and record dates and the amounts or other terms thereof.)

        In like manner, the Custodian shall compute and determine the net asset value as of such other times as the Board of Trustees of the Trust from time to time may reasonably request.

        Notwithstanding  any  other  provisions  of  this  Agreement,  including
Section 6C, the following provisions shall apply with respect to the Custodian's foregoing responsibilities in this Section 5D: The Custodian shall be held to the exercise of reasonable care in computing and determining net asset value as provided in this Section 5D, but shall not be held accountable or liable for any losses, damages or expenses a Fund or any shareholder or former shareholder of the Fund may suffer or incur arising from or based upon errors or delays in the determination of such net asset value unless such error or delay was due to the Custodian's negligence, gross negligence or reckless or willful misconduct in determination of such net asset value. (The parties hereto acknowledge, however, that the Custodian's causing an error or delay in the determination of net asset value may, but does not in and of itself, constitute negligence, gross negligence or reckless or willful misconduct.) In no event shall the Custodian be liable or responsible to a Fund, any present or former shareholder of a Fund or any other party for any error or delay which continued or was undetected after the date of an audit performed by the certified public ACCOUNTANTS EMPLOYED BY the Trust if, in the exercise of reasonable care in accordance with generally accepted accounting standards, such accountants should have become aware of such error or delay in the course of performing such audit. The Custodian's liability for any such negligence, gross negligence or reckless or willful misconduct which results in an error in determination of such net asset value shall be limited to the direct, out-of-pocket loss a Fund, shareholder or former shareholder shall actually incur, measured by the difference between the actual and the erroneously computed net asset value, and any expenses a Fund shall incur in connection with correcting the records of a Fund affected by such error (including charges made by a Fund's registrar and transfer agent for making such corrections) or communicating with shareholders or former shareholders of the Fund affected by such error,

         Without limiting the foregoing, the Custodian shall not be held accountable or liable to a Fund, any shareholder or former shareholder thereof or any other person for any delays or losses, damages or expenses any of them may suffer or incur resulting from (1) the Custodian's failure to receive timely and suitable notification concerning quotations or corporate actions relating to or affecting portfolio securities of a Fund or (2) any errors in the computation of the net asset value based upon or arising out of quotations or information as to corporate actions if received by the Custodian either (i) from a SOURCE WHICH THE Custodian was authorized pursuant to the second paragraph of this Section 5D to rely upon, or (ii) from a source which in the Custodian's reasonable judgment was as reliable a source for such quotations or information as the sources authorized pursuant to that paragraph. Nevertheless, the Custodian will use its best judgment in determining whether to verify through other sources any information it has received as to quotations or corporate actions if the Custodian has reason to believe that any such information might be incorrect.

         In the event of any error or delay in the determination of such net asset value for which the Custodian may be liable, the Fund and the Custodian will consult and make good faith efforts to reach agreement on what actions should be taken in order to mitigate any loss suffered by a Fund or its present or former shareholders, in order that the Custodian's exposure to liability shall be reduced to the extent possible after taking into account all relevant factors and alternatives. Such actions might include a Fund or the Custodian taking reasonable steps to collect from any shareholder or former shareholder who has received any overpayment upon redemption of shares such overpaid amount or to collect from any shareholder who has underpaid upon a purchase of shares the amount of such underpayment or to reduce the number of shares issued to such shareholder. It is understood that in attempting to reach agreement on the actions to be taken or the amount of the loss which SHOULD APPROPRIATELY BE BORNE by the Custodian, each Fund and the Custodian will consider such relevant factors as applicable law, the amount of the loss involved, such Fund's desire to avoid loss of shareholder good will, the fact that other persons or entities could have been reasonably expected to have detected the error sooner than the time it was actually discovered, the appropriateness of limiting or eliminating the benefit which shareholders or former shareholders might have obtained by reason of the error, and the possibility that other parties providing services to a Fund might be induced to absorb a portion of the loss incurred.

         E. DISBURSEMENTS - Upon receipt of Proper Instructions, to pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of a Fund (including but not limited to interest charges, taxes, management fees, compensation to Trust officers and employees, AND OTHER operating expenses of a Fund).

         6. A. The Custodian shall not be liable for any action taken or omitted in reliance upon Proper Instructions believed by it to-be genuine or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed by the proper party or parties.

         The Secretary or Assistant Secretary of the Trust shall certify to the Custodian the names, signatures and scope of authority of all persons authorized to give Proper Instructions or any other such notice, request, direction, instruction, certificate or instrument on behalf of each Fund, the names and signatures of the officers of the Trust, the name and address of the Shareholder Servicing Agent, and any resolutions, votes, instructions or directions of the Trust's Board of Trustees or shareholders. Such certificate may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and may be considered in full force and effect until receipt of a similar certificate to the contrary.

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

         The Custodian shall be entitled, at the expense of a Fund, to receive and act upon advice of counsel (who may be counsel for a Fund) on all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         B. With respect to the portfolio securities, cash and other property of a Fund held by a Securities System, the Custodian shall be liable to that Fund only for any loss or damage to the Fund resulting from use of the Securities System if caused by any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from any failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System.

         C. Except as may otherwise be set forth in this Agreement with respect to particular matters, the Custodian shall be held only to the exercise of reasonable care and diligence in carrying out the provisions of this Agreement, provided that the Custodian shall not thereby be required to take any action which is in contravention of any applicable law. However, nothing herein shall exempt the Custodian from liability due to its own negligence or willful misconduct. The Trust agrees to indemnify and hold harmless the Custodian and its nominees from all claims and liabilities (including counsel fees) incurred or assessed against it or its nominees in connection with the performance of this Agreement, except such as may arise from its or its nominee's breach of the relevant standard of conduct set forth in this Agreement. Without limiting the foregoing indemnification obligation of the Trust, the Trust agrees to indemnify the

Custodian and its nominees against any liability the Custodian or such nominee may incur by reason of taxes assessed to the Custodian or such nominee or other costs, liability or expense incurred by the Custodian or such nominee resulting directly or indirectly from the fact that portfolio securities or other property of a Fund is registered in the name of the Custodian or such nominee.

         In order that the indemnification provisions contained in this Section 6C shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or hold the Custodian harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Trust. The Trust shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify the Custodian, and thereupon the Trust shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Paragraph 6C. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian except with the Trust's prior written consent.

         It is also understood that the Custodian shall not be liable for any loss involving any securities, currencies, deposits or other property of a Fund, whether maintained by it, a Subcustodian, an agent of the Custodian or a Subcustodian, a Securities System, or a Banking Institution, or a loss arising from a foreign currency transaction or contract, resulting from a Sovereign Risk. A "Sovereign Risk" shall mean nationalization, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting each Fund's property; or acts of war, terrorism, insurrection or revolution; or any other similar act or event beyond the Custodian's control.

         D. The Custodian shall be entitled to receive reimbursement from a Fund on demand, in the manner provided in Section 7, for its cash disbursements, expenses and charges (including the fees and expenses of any Subcustodian or any Agent) in connection with this Agreement, but excluding salaries and usual overhead expenses.

         E. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company as its agent (an "Agent") to carry out such of the provisions of this Agreement as the Custodian may from time to time direct, provided, however, that the appointment of such Agent (other than an Agent appointed pursuant to the third paragraph of Section 3) shall not relieve the Custodian of any of its responsibilities under this Agreement.

         F. Upon request, a Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

         7. Each Fund shall pay the Custodian a custody fee based on such fee schedule as may from time to time be agreed upon in writing by the Custodian and such Fund. Such fee, together with all amounts for which the Custodian is to be reimbursed in accordance with Section 6D, shall be billed to each Fund in such a manner as to permit payment by a direct cash payment to the Custodian or by placing Fund portfolio transactions with the Custodian resulting in an agreed-upon amount of commissions being paid to the Custodian in an agreed-upon period of time.

         8. This Agreement shall continue in full force and effect until terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than seventy five (75) days after the date of such delivery or mailing. In the event of termination the Custodian shall be entitled to receive prior to delivery of the securities, funds and other property held by it all accrued fees and unreimbursed expenses the payment of which is contemplated by Sections 6D and 7, upon receipt by the Trust of a statement setting forth such fees and expenses.

         In the event of the appointment of a successor custodian, it is agreed that the funds and securities owned by a Fund and held by the Custodian or any Subcustodian shall be delivered to the successor custodian, and the Custodian agrees to cooperate with such Fund in execution of documents and performance of other actions necessary or desirable in order to substitute the successor custodian for the Custodian under this Agreement.

         9. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought.

         In connection with the operation of this Agreement, the Custodian and the Trust may agree in writing from time to time on such provisions interpretative of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. No interpretative or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

         10. This instrument is executed and delivered in The Commonwealth of Massachusetts and shall be governed by and construed according to the laws of said Commonwealth.

         11. Notices and other writings delivered or mailed postage prepaid to a Fund addressed to the Trust at 2755 Campus Drive, San Mateo, CA 94403 or to such other address as the Trust may have designated to the Custodian in writing, or to the Custodian at 40 Water Street, Boston, Massachusetts 02109, Attention:
Manager, Securities Department, or to such other address as the Custodian may have designated to the Company in writing, shall be DEEMED TO HAVE BEEN PROPERLY delivered or given hereunder to the respective addressee.

         12. This Agreement shall be binding on and shall inure to the benefit of the Trust and the Custodian and their respective successors and assigns, provided that neither party hereto may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party.

         13. Notice is hereby given of the limitations of the liability of the Trust's shareholders and Trustees as set forth in the Trust's Declaration of
Trust, as amended, on file with the Secretary of the Commonwealth of Massachusetts. The obligations assumed by a Fund or the Trust pursuant to this Agreement shall be limited in all cases to such Fund and its assets. No party named herein shall seek satisfaction of any such obligation from the shareholders or any shareholder of the Trust; nor shall any party named herein seek satisfaction of any such obligation from the Board of Trustees or any individual Trustee of the Trust.

         14. This Agreement may be executed in any number of COUNTERPARTS, EACH OF WHICH shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf on the day and year first above written.

BAILARD,  BIEHL & KAISER  FUND  GROUP on behalf of the  BAILARD,  BIEHL & KAISER
 DIVERSA FUND

2160P

BROWN BROTHERS HARRIMAN & CO.

             BROWN BROTHERS HARRIMAN & CO. - GLOBAL CUSTODY NETWORK
                      BAILARD, BIEHL & KAISER DIVERSA FUND

                                   APPENDIX A

COUNTRY         SUBCUSTODIAN                                    DEPOSITORY
-------         ------------                                    ----------

ARGENTINA       CITIBANK, N.A., BUENOS AIRES                    Caja de Valores
                Citibank, N.A., New York Agt. 7/16/81           CRYL
                New York Agreement Amendment 8/31/90
                New York Agreement Amendment 7/26/96
AUSTRALIA       NATIONAL AUSTRALIA BANK LTD., MELBOURNE         Austraclear Ltd,
                National Australia Bank Agt. 5/l/85             Reserve Bank of
                Agreement Amendment 2/13/92                     Australia
                Omnibus Amendment 11/22/93
AUSTRIA         CREDITANSTALT BANKVEREIN                        OeKB
                Creditanstalt Bankverein Agreement 12/18/89
                Omnibus Amendment 1/17/94
BELGIUM         BANQUE BRUXELLES LAMBERT                        CIK
                Banque Bruxelles Lambert Agt. 11/15/90          Banque Nationale
                Omnibus Amendment 3/l/94                        de Belgique
BERMUDA         THE BANK OF N.T. BUTTERFIELD & SON LTD.         None
                The Bank of N.T. Butterfield & Son Ltd.
                Agreement 5/27/97
BRAZIL          BANKBOSTON, N.A., SAO PAULO                     BOVESPA
                The First National Bank of Boston               CLC
                Agreement 1/5/88
                Omnibus Amendment 2/22/94
                Amendment 7/29/96
CANADA          CANADIAN IMPERIAL BANK OF COMMERCE              Bank of Canada
                Canadian Imperial Bank of Commerce              CDS
                Agreement 9/9/88
                Omnibus Amendment 12/1/93
CHILE           CITIBANK, N.A., SANTIAGO                        DCV
                Citibank, N.A., New York Agreement 7/16/81
                New York Agreement Amendment 8/31/90
                New York Agreement Amendment 7/26/96
CZECH REPUBLIC  CESKOSLOVENSKA OBCHODNI BANKA, A.S., PRAGUE     SCP
                Ceskoslovenska Obchodni Banka                   Czech National
                Agreement 2/28/94                               Bank
DENMARK         DEN DANSKE BANK                                 VP
                Den Danske Bank Agreement l/l/89
                Omnibus Amendment 12/1/93
FINLAND         MERITA BANK                                     CSD
                Union Bank of Finland Agreement 2/27/89
                Omnibus Amendment 4/6/94
FRANCE          BANQUE PARIBAS                                  SICOVAM
                Morgan Guaranty Trust Company                   Banque de France
                Agreement 4/2/93
                Consent and Transfer Agreement 4/4/96
GERMANY         DRESDNER BANK                                   DKV
                Dresdner Bank Agreement 10/6/95
GREECE          CITIBANK, N.A., ATHENS                          Apothetirion
                Citibank, N.A., New York Agreement 7/16/81      Titlon A.E.
                New York Agreement Amendment 8/31/90            Bank of Greece
                New York Agreement Amendment 7/26/96

             BROWN BROTHERS HARRIMAN & CO. - GLOBAL CUSTODY NETWORK
                      BAILARD, BIEHL & KAISER DIVERSA FUND
                                   APPENDIX A

COUNTRY        SUBCUSTODIAN                                   DEPOSITORY
-------        ------------                                   ----------

HONG KONG      STANDARD CHARTERED BANK~ HONG KONG             HKSCC
               Standard Chartered Bank Agreement 2/18/92
               Omnibus Amendment 6/13/94
               Appendix 4/8/96
HIJNGARY       CITIBANK BUDAPEST RT. for CITIBANK, N.A.       KELER Ltd.
               Citibank, N.A., New York Agreement 7/16/81
               New York Agreement Amendment 8/31/90
               New York Agreement Amendment 7/26/96
               Citibank, N.A. Subsidiary Amendment 10/19/95
               Citibank, N.A./Citibank Budapest
               Agreement 1/24/92
INDONESIA      CITIBANK, N.A., JAKARTA                        LPP
               Citibank, N.A., New York Agreement 7/16/81
               New York Agreement Amendment 8/31/90
               New York Agreement Amendment 7/26/96
IRELAND        ALLIED IRISH BANKS PLC                         Crestco.
               Allied Irish Banks Agreement 1/10/89           Gilt Settlement
               Omnibus Amendment 4/8/94                       Office
ISRAEL         BANK HAPOALIM B.M.                             TASE
               Bank Hapoalim Agreement 8/27/92                Clearinghouse Ltd.
ITALY          BANCA COMMERCIALE ITALIANA                     Monte Titoli
               Banca COMMERCIALE ITALIANA AGREEMENT 5/8/89    Banca D'Italia
               Agreement Amendment 10/8/93
               Omnibus Amendment 12/14/93
JAPAN          SUMITOMO TRUST & BANKING COMPANY, LTD.         JASDEC
               Sumitomo Trust & Banking Agreement 7/17/92     Bank of Japan
               OMNIBUS Amendment 1/13/94
KOREA          CITIBANK, N.A., SEOUL                          KSD
               Citibank, N.A., New York Agreement 7/16/81
               New York Agreement Amendment 8/31/90
               New York Agreement Amendment 7/26/96
               Citibank, Seoul Agreement Supplement 10/28/94
MALAYSIA       HONGKONG BANK MALAYSIA BERHAD                  Bank Negara
               Hongkong & Shanghai Banking Corp.              Malaysia MCD
               Agt. 4/19/91
               Omnibus Supplement 12/29/93
               Schedule 5/14/96
               Malaysia Subsidiary Supplement 5/23/94
               Side letter Agreement dated 7/28/97
MEXICO         CITIBANK MEXICO, S. A.                         Indeval
               Citibank, N.A., New York Agreement 7/16/81     Banco de Mexico
               New York Agreement Amendment 8/31/90
               New York Agreement Amendment 7/26/96
               Citibank Mexico, S.A. Amendment 2/7/95
NETHERLANDS    ABN-AMRO BANK                                  NECIGEF
               AB'N-AMRO Agreement 12/19/88
               De Nederlandsche Bank
NEW ZEALAND    NATIONAL AUSTRALIA BANK LTD., AUCKLAND         Reserve Bank
               National Australia Bank Agreement 5/1/85       of New Zealand
               Agreement Amendment 2/13/92
               Omnibus Amendment 11/22/93
               New Zealand Addendum 3/7/89

             BROWN BROTHERS HARRIMAN & CO. - GLOBAL CUSTODY NETWORK
                      BAILARD, BIERL & KAISER DIVERSA FUND
                                   APPENDIX A

COUNTRY        SUBCUSTODIAN                                        DEPOSITORY
-------        ------------                                        ----------

NORWAY         DEN NORSKE BANK                                     VPS
               Den norske Bank Agreement 11/16/94
PERU           CITIBANK, N.A., LIMA                                CAVALI
               Citibank, N.A., New York Agreement 7/16/81
               New York Agreement Amendment 8/31/90
               New York Agreement Amendment 7/26/96
PHILIPPINES    CITIBANK, N.A., MANILA                              PCD
               Citibank, N.A., New York Agreement 7/16181          ROSS
               New York Agreement Amendment 8/31/90
               New York Agreement Amendment 7/26/96
POLAND         CITIBANK (POLAND), S.A. for CITIBANK, N.A.          NDS
               Citibank, N.A., New York Agreement 7/16/81          National Bank
               New York Agreement Amendment 8/31/90                of Poland
               New York Agreement Amendment 7/26/96
               Citibank Subsidiary Amendment 10/19/95
               Citibank, N.A./Citibank Poland S.A. Agt. 11/6/92
PORTUGAL       BANCO ESPIRITO SANTO E COMERCIAL                    Interbolsa
               DE LISBOA, S.A.
               BESCL Agreement 4/26/89
               Omnibus Amendment 2/23/94
SINGAPORE      STANDARD CHARTERED BANK, SINGAPORE                  CDP
               Standard Chartered Bank Agreement 2/18/92
               Omnibus Amendment 6/13/94
               Appendix 4/8/96
SOUTH AFRICA   FIRST NATIONAL BANK OF SOUTHERN AFRICA              CD
               First National Bank of Southern Africa Agt. 8/7/91
SPAIN          BANCOSANTANDER.                                     SCLV Banco
               Banco Santander Agreement 12/14/88                  de Espana
SWEDEN         SKANDINAVISKA ENSKILDA BANKEN                       VPC
               Skandinaviska Enskilda Banken Agreement 2/20/89
               Omnibus Amendment 12/3/93
SWITZERLAND    SWISS BANK CORPORATION                              SEGA
               Swiss Bank Corporation Agreement 3/l/94
TAIWAN         STANDARD CHARTERED BANK, TAIPEI                     TSCD
               Standard Chartered Bank Agreement 2/18/92
               Omnibus Amendment 6/13/94
               Appendix 4/8/96
THAILAND       HONGKONG & SHANGHAI BANKING COR.P.LTD., BANGKOK     TSDC
               Hongkong & Shanghai Banking Corp. Agt. 4/19/91
               Omnibus Amendment 12/29/93
               Schedule 5/14/96
TRANSNATIONAL  BROWN BROTHERS HARRIMAN & CO.                       Cedel
                                                                   Euroclear
TURKEY         CITIBANK, N.A., ISTANBUL                            Takasbank
               Citibank, N.A., New York Agreement 7/16/81          Central Bank
               New York Agreement Amendment 8/31/90                of Turkey
               New York Agreement Amendment 7/26/96

             BROWN BROTHERS HARRIMAN & CO. - GLOBAL CUSTODY NETWORK
                      BAILARD, BIERL & KAISER DIVERSA FUND
                                   APPENDIX A

COUNTRY         SUBCUSTODIAN                                        DEPOSITORY
-------         ------------                                        ----------

UNITED KINGDOM  RBS TRUST BANK LTD.                                 CGO
                Royal Bank of Scotland Agreement 5/24/96            CMO
                                                                    CrestCo.

     I HEREBY CERTIFY THAT AT ITS MEETING ON _________________________ THE BOARD APPROVED THE COUNTRIES, SUBCUSTODIANS, AGREEMENTS, AND CENTRAL DEPOSITORIES LISTED ON THIS APPENDIX.


-------------------------------                 ---------------------
(SIGNATURE)                                     (DATE)


-------------------------------
(TITLE)

                                AMENDMENT TO THE

                              CUSTODIAN AGREEMENT

         AMENDMENT MADE AS OF DECEMBER 22, 1995 (the "Amendment"), between Bailard, Biehl & Kaiser Fund Group (the "COMPANY") AND BROWN BROTHERS HARRIMAN & CO. (THE "CUSTODIAN") to the Custodian Agreement dated September 24, 1990, on behalf of Bailard, Biehl & Kaiser Diversa Fund (the "Fund") and any other separate portfolio that may be designated from time to time by the Company and Brown Brothers Harriman & Co.

         In  consideration  of  the  mutual  covenants  and  agreements   herein
contained, the Fund and the Custodian agree that the Custodian Agreement is hereby amended as follows:

I . Section [y], PROPER INSTRUCTIONS, is amended in its entirety as follows:

         "[y]. PROPER INSTRUCTIONS - Proper instructions shall include, in order of preference, authenticated electro-mechanical communications including SWIFT and tested telex; a written request signed by two or more authorized persons as set forth below; telefax transmissions and oral instructions. Each of the foregoing methods of communicating proper instructions is described and defined below and may from time to time be further described and defined in written operating memoranda between the Custodian and the Fund.

         Proper Instructions may include communications effected directly between electro-mechanical or electronic devices or systems, including authenticated SWIFT and tested telex transmissions. The media through which such Proper Instructions shall be transmitted and the data which must be contained in such Proper Instructions in order for such instruction to be complete shall be set forth in certain operating memoranda to which the Custodian and the Fund shall from time to time agree. The Fund shall be responsible for sending instructions which meet the requirements set forth therein and the Custodian shall be only be responsible for acting on instructions which meet such requirements. The Custodian shall not be liable for direct or consequential losses resulting from technical failures of any kind in respect of instructions sent via electro-mechanical or electronic communications.

         Proper Instructions shall include a written request, direction, instruction or certification signed or initialed on behalf of the Fund by two or more persons as the Board of Trustees or Directors of the Fund shall have from time to time authorized, provided, however, THAT NO SUCH instructions directing the delivery of securities or the payment of funds to an authorized signatory of the Fund shall be signed by such persons. Those persons authorized to give proper instructions may be identified by the Board of Trustees or Directors by name, title or position and will include at least one officer empowered by the Board to name other individuals who are authorized to give proper instructions on behalf of the Fund. Telephonic or other oral instructions or instructions given by facsimile transmission may be given by any one of the above persons and will be considered proper instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.

         With respect to telefax. transmissions, the Fund and the Custodian hereby acknowledge that (i) receipt of legible instructions cannot be assured,
(ii) the Custodian cannot verify that authorized signatures on telefax instructions are original, and (iii) the Custodian shall not be responsible for losses or expenses incurred through actions taken in reliance on such telefax instructions.

         The Custodian may act on oral instructions provided such instructions will be confirmed by authenticated electro-mechanical communications in the manner set forth above but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions. The Fund authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Fund (including any of its officers, Directors, Trustees, employees or agents or any investment manager or adviser or person or entity with similar responsibilities which is authorized to give proper instructions on behalf of the Fund to the Custodian.)

         Proper instructions may relate to specific transactions or to types or classes or transactions, and may be in the form of standing instructions."

         Except as amended above, all the provisions of the Custodian Agreement as hereto effect shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

Bailard, Biehl & Kaiser Fund Group, Inc.
on behalf of Bailard, Biehl and Kaiser Diversa Fund

(signature)

(name/title)

BROWN BROTHERS HARRIMAN & CO.

                               CONTRACT AMENDMENT

Reference is made to the Custodian Agreement dated September 24, 1990 (the "Custodian Agreement") between Bailard, Biehl & Kaiser Fund Group (the Company), on behalf of the Bailard, Biehl & Kaiser Diversa Fund (the "Fund"), and BROWN BROTHERS HARRIMAN & CO. (the "Custodian"). Said Agreement is hereby amended by replacing Section 3 of said agreement with the following:

3. Subject to the provisions hereinafter set forth in this Section 3, the Company hereby authorizes the Custodian to utilize Subcustodians to act on behalf of the Fund. Unless otherwise indicated, capitalized TERMS SHALL have the meaning provided in Rule 17f-5 under the Investment Company Act of 1940 (the "1940 Act"), or any successor rule or regulation ("Rule 17f-5").

         A. DEPOSIT AND MAINTENANCE OF SECURITIES OR FUNDS WITH FOREIGN SUBCUSTODIANS - The Custodian may deposit and/or maintain non-U.S. investments of a Fund in any non-U.S. Securities Depository or Clearing Agency provided such Securities Depository or Clearing Agency meets the requirements of an "Eligible Foreign Custodian" under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom. Additionally, the Custodian may, at any time and from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an Eligible Foreign Custodian under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund for purposes of holding investments of the Fund outside the United States. Such Securities Depositories, Clearing Agencies, banks, trust companies and other entities are referred to herein as "Subcustodians".

Unless and except to the extent that review of certain matters concerning the appointment of Subcustodians shall have been delegated to the Custodian pursuant to the next paragraph, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding property of the Fund outside the United States, obtain written confirmation of the approval of the Board of Trustees of the Company (the "Board") or its delegate (other than the Custodian) with respect to the Subcustodian and any Subcustodian agreement which shall govern SUCH APPOINTMENT. Each such duly approved Subcustodian shall be listed on Schedule attached hereto as the same may from time to time be amended.

From time to time, the Custodian may offer, and the Company may accept, that the Custodian perform certain reviews of Subcustodians AND OF SUBCUSTODIAN CONTRACTS AS DELEGATE OF THE BOARD. In such event, the Custodian's duties and obligations with respect to this delegated review will be performed in accordance with the terms of the separate delegation agreement between the Company and the Custodian.

With respect to securities and funds held by a Subcustodian, either directly or indirectly, including demand and interest bearing deposits, currencies or other deposits and foreign exchange and feautures contracts as referred to in Sections 2L, 2M, 2N, or 20 the Custodian shall be liable to a Fund (in addition to any liability it may have under the separate delegation agreement described in the preceeding paragraph) if and only to the extent that such Subcustodian or any other Subcustodian is liable to the Custodian and the Custodian recovers under the applicable Subcustodian agreement provided that the Custodian shall pursue its right against such agent. The Custodian shall nevertheless be liable to the Fund for its own negligence in transmitting any instruction received by it from the Fund and for its own negligence in connection with the delivery of any securities OR FUNDS HELD BY IT TO ANY SUCH Subcustodian.

In the event that any Subcustodian  appointed pursuant to the provisions of this
Section 3 fails to perform any of its obligations under the terms and conditions of the applicable subcustodian agreement, the Custodian shall use its best efforts to cause such Subcustodian to perform such obligations. in the event that the Custodian is unable to cause such Subcustodian to perform fully its obligations thereunder, the Custodian shall forthwith upon the Fund's request terminate such Subcustodian and, if necessary or desirable, appoint another Subcustodian in accordance with the provisions of this Section 3. At the election of the Fund, it shall have the right to enforce, to the extent permitted by the subeustodian agreement and applicable law, the Custodian's rights against any such Subcustodian for loss or damage caused the Fund by such Subcustodian.

In the event the Custodian receives a claim from a Subcustodian under the indemnification provisions of any subcustodian agreement, the Custodian shall promptly give written notice to the Fund of such claim. No more than thirty days after written notices to the Fund of the Custodian's intention to make a payment under such indemnification provisions, the Fund will reimburse the Custodian the amount of such payment except in respect of any negligence or misconduct of the Custodian or any Subcustodian.

B. DEALING IN FOREIGN SECURITIES AND CASH - With respect to securities and funds held by a Subcustodian, notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities OR PAYMENT MAY be received in a form, in accordance with Proper Instructions.

EFFECTIVE as of June 15, 1998.

BAILARD, BIEHL & KAISER FUND GROUP,
on behalf of the BAILARD, BIEHL & KAISER DIVERSA

F U 7NND

By:

Name:

BROWN BROTHERS HARRIMAN & CO.

By:

Name:  Fitzwilliam Giarrusso

Title: Partner